UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013 (November 4, 2013)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 4, 2013, Allegheny Technologies Incorporated (the “Company”) completed its previously announced sale of the assets of TDY Industries, LLC (“TDY”) used or held for use in connection with the Company’s tungsten materials business and the capital stock of certain indirect subsidiaries of the Company which were engaged in the Company’s tungsten materials business (the “Sale”) to Kennametal Inc. (the “Buyer”) for $605 million, subject to certain post-closing adjustments to the purchase price in accordance with the terms of the Purchase Agreement, dated as of September 13, 2013 (the “Purchase Agreement”), by and among TDY, the Buyer, Cuttech Limited and ATI Holdings SAS.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2013 and incorporated herein by reference.

On November 4, 2013, the Company issued a press release announcing the completion of the Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The required unaudited pro forma condensed consolidated financial information of the Company that gives effect to the Sale is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit 2.1	Purchase Agreement, dated as of September 13, 2013, by and among TDY Industries, LLC, Kennametal Inc., Cuttech Limited and ATI Holdings SAS (incorporated by reference to Exhibit 2.1 to Allegheny Technologies Incorporated’s Current Report on Form 8-K filed on September 18, 2013).

Exhibit 99.1	Press release dated November 4, 2013.

Exhibit 99.2	Unaudited pro forma condensed consolidated financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Patrick J. DeCourcy
Patrick J. DeCourcy
Interim Chief Financial Officer

Dated: November 7, 2013